Exhibit 5.2

August 10, 2023

Beazer Homes USA, Inc.

2002 Summit Boulevard NE, 15th Floor

Atlanta, Georgia 30319

Re:	Beazer Homes USA, Inc.
Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as special Indiana counsel to Beazer Homes Indiana LLP, an Indiana limited liability partnership (the “Indiana Guarantor”), which is an indirect subsidiary of Beazer Homes USA, Inc., a Delaware corporation (“Beazer”), in connection with an automatic shelf registration statement on Form S-3 (the “Registration Statement”), to be filed on August 10, 2023 by Beazer and the direct and indirect subsidiaries of Beazer listed in the Registration Statement, including the Indiana Guarantor, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the issuance by Beazer of an undetermined dollar amount (or its foreign currency equivalent) of securities, including (i) senior debt securities (the “Senior Debt Securities”) and (ii) subordinated debt securities (the “Subordinated Debt Securities”, and together with the Senior Debt Securities, the “Debt Securities”). All capitalized terms used and not otherwise defined shall have the meanings assigned to such terms in the Registration Statement.

In conjunction with any issuance of the Debt Securities, the Indiana Guarantor and certain other subsidiaries listed in the Registration Statement may issue guarantees with respect to (i) the Senior Debt Securities (collectively, the “Senior Guarantees”) and (ii) the Subordinated Debt Securities (collectively, the “Subordinated Guarantees, and together with the Senior Guarantees, the “Guarantees”).

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each issue of Debt Securities and related Guarantees: (i) the Indiana Guarantor will remain validly existing under Indiana law; (ii) the Registration Statement and any additional required post-effective amendments thereto have all become effective under the Act, such effectiveness has not been terminated or rescinded, and comply with all applicable laws; (iii) any Debt Securities and Guarantees being offered will be issued and sold in compliance with applicable federal and state securities laws and as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other governmental or regulatory authorities have been obtained;

Beazer Homes USA, Inc.

August 10, 2023

(v) the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed continue to be true, accurate and complete; and (vi) the governing documents of the Indiana Guarantor, as currently in effect, will not have been modified or amended and will be in full force and effect.

We have also assumed that, at the time of the issuance, sale and delivery of Debt Securities and related Guarantees: (i) the Senior Debt Securities and the Senior Guarantees will be issued pursuant to a senior indenture, by and among Beazer, Regions Bank, as trustee, the Indiana Guarantor and the other guarantors signatory thereto, as the same may be amended and supplemented from time to time (the “Senior Indenture”), which Senior Indenture will be filed as an exhibit to the Registration Statement; (ii) the Subordinated Debt Securities and the Subordinated Guarantees will be issued pursuant to a subordinated indenture, by and among Beazer, Regions Bank, as trustee, the Indiana Guarantor and the other guarantors signatory thereto, as the same may be amended and supplemented from time to time (the “Subordinated Indenture”), which Subordinated Indenture will be filed as an exhibit to the Registration Statement; (iii) all relevant actions will have been taken in the future for the issuance of the Guarantees, including, without limitation, that the execution and delivery by each of the Indiana Guarantor of the Senior Indenture or the Subordinated Indenture, as applicable, and any supplemental indentures, providing for the Guarantees and the Guarantees, themselves, and the performance of their obligations thereunder will have been, prior to issuance of the Guarantees, duly authorized by all necessary limited liability company or limited liability partnership or other action, as applicable, (iv) the substantive provisions of the Senior Guarantees, when issued, will be identical to the description of the Senior Guarantees set forth in the Senior Indenture, and (v) the substantive provisions of the Subordinated Guarantees, when issued, will be identical to the description of the Subordinated Guarantees set forth in the Subordinated Indenture.

We have further assumed that, at the time of the issuance, sale and delivery of Debt Securities and related Guarantees: (i) all Guarantees will constitute valid and legally binding obligations of the Indiana Guarantor, enforceable against the Indiana Guarantor in accordance with their terms; (ii) the execution, delivery and performance by the Indiana Guarantor of the Senior Indenture or the Subordinated Indenture, as applicable, and any agreements or other documents relating to the issuance of the Debt Securities and related Guarantees, as applicable, and all actions necessary for the issuance of the Debt Securities and related Guarantees, and the forms and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Indiana Guarantor, whether imposed by any agreement or instrument to which the Indiana Guarantor is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Indiana Guarantor; and (iii) there will not have occurred any change in law affecting the legally binding character or enforceability thereof.

Beazer Homes USA, Inc.

August 10, 2023

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the Registration Statement, the form of Senior Indenture and the form of Subordinated Indenture.

In such examination, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto; (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto; (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity of all individuals executing documents; and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and the Indiana Guarantor and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company and the Indiana Guarantor, including without limitation those factual matters included in the Registration Statement, the form of Senior Indenture and the form of Subordinated Indenture.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.    The Indiana Guarantor is a general partnership subject to the Uniform Partnership Act of the State of Indiana and became registered as an Indiana limited liability partnership pursuant to a Registration to Qualify as a Limited Liability Partnership filed with the Indiana Secretary of State on December 29, 2004, as amended.

2.    The Indiana Guarantor has all requisite partnership power and authority to execute, deliver and perform the Senior Guarantees and the Subordinated Guarantees, as applicable.

We are members of the Bar of the State of Indiana. In rendering the foregoing opinions we express no opinion as to the effect (if any) of laws of any jurisdiction except those of the State of Indiana. This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Beazer Homes USA, Inc.

August 10, 2023

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm King & Spalding LLP in and in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP